Exhibit 99.3

SVB Financial Group’s Chapter 11 Plan of Reorganization Becomes Effective

SANTA CLARA, Calif., November 7, 2024 — SVB Financial Group (the “Company”) today announced that its Chapter 11 plan of reorganization has become effective.

On August 2, 2024, the United States Bankruptcy Court for the Southern District of New York entered an order (the “Confirmation Order”) confirming the Company’s Chapter 11 plan of reorganization (the “Confirmed Plan”). The Confirmed Plan became effective on November 7, 2024 (the “Effective Date”). Pursuant to the Confirmed Plan, on the Effective Date, the Company transferred certain of the Company’s assets as well as those of its direct and indirect subsidiaries to a Liquidating Trust, which was established for the sole purpose of liquidating and distributing such assets. On the Effective Date, all existing Allowed Claims and Interests in the Company were satisfied or canceled in accordance with the terms of the Confirmed Plan.

“On behalf of SVB Financial Group, I would like to thank our creditors for their collaboration and partnership throughout the Chapter 11 process, which enabled us to preserve value as we successfully pursued strategic alternatives for the Company’s two principal operating units – SVB Capital and SVB Securities,” said William Kosturos, who served as Chief Restructuring Officer for SVB Financial Group prior to the Effective Date.

Following the Effective Date, Richard Katz will manage the Liquidating Trust as Chief Executive Officer and Liquidating Trust Manager under governance of a board of directors. The Liquidating Trust will continue to pursue claims against the FDIC and other pending legal matters as well as manage and collect on a large investment portfolio principally related to venture-stage companies.

Upon and immediately after the Effective Date, the Debtor will be completing a series of restructuring transactions that will result in the Company becoming a wholly-owned subsidiary of MNSN Holdings Inc. (“NewCo”) – a newly formed holding company. In connection with the restructuring transactions, shares of NewCo’s common stock and units of the Liquidating Trust’s interests will be issued to certain of the Company’s creditors in accordance with the terms of the Confirmed Plan. As a result of the Confirmed Plan becoming effective, all of the Company’s outstanding shares of common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and related rights to receive or purchase shares of common stock, were canceled on the Effective Date.

Centerview Partners LLC served as financial advisor, Sullivan & Cromwell LLP served as legal counsel, and Alvarez & Marsal served as restructuring advisor to SVB Financial Group as debtor-in-possession. PJT Partners LP served as financial advisors and Davis Polk & Wardwell LLP served as legal counsel to the Ad Hoc Group of Senior Noteholders. White & Case LLP served as legal counsel to the Ad Hoc Cross-Holder Group. Berkeley Research Group, LLC served as financial advisor, Lazard, Frères & Co. LLC served as investment banker, Akin Gump Strauss Hauer & Feld LLP served as legal counsel and Cole Schotz P.C. served as efficiency and conflicts counsel to the Official Committee of Unsecured Creditors.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond SVB Financial Group’s control. Forward-looking statements are statements that are not historical facts and generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. Although SVB Financial Group believes that the expectations reflected in SVB Financial Group’s forward-looking statements are reasonable, SVB Financial Group has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside SVB Financial Group’s control. Forward-looking statements related to the distributions and SVB Financial Group’s actual results of operations and financial performance could differ significantly from those expressed in or implied by SVB Financial Group forward-looking statements. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. SVB Financial Group does not intend, and undertakes no obligation, to update these forward-looking statements.

Contacts

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Eduardo Rovira

212-355-4449

svbmediainquiry@joelefrank.com